                                                   Exhibit 99-B.15.1

                             POWER OF ATTORNEY

I, Eugene M. Trovato, Senior Vice President, Controller (chief accounting officer) of Aetna Life Insurance and Annuity Company, do hereby constitute and appoint Susan E. Bryant, Steven J. Lauwers, and Julie E. Rockmore and each of them individually, my true and lawful attorneys, with full power to them and each of them to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statements listed below filed with the Securities and Exchange Commission by Aetna Life Insurance and Annuity Company under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, including but not limited to pre-effective amendments and post-effective amendments to such filings:

Registration Statements filed under the Securities Act of 1933, as amended:

2-52448                33-75966                   33-76000
2-52449                33-75968                   33-76002
33-2339                33-75970                   33-76004
33-34370               33-75972                   33-76018
33-34583               33-75974                   33-76024
33-42555               33-75976                   33-76026
33-60477               33-75978                   33-79118
33-61897               33-75980                   33-79122
33-62473               33-75982                   33-81216
33-63657               33-75984                   33-87642
33-75248               33-75986                   33-87932
33-75954               33-75988                   33-88720
33-75956               33-75990                   33-88722
33-75958               33-75992                   33-88724
33-75960               33-75994                   33-91846
33-75962               33-75996
33-75964               33-75998

Registration Statements filed under the Investment Company Act of 1940:

811-2512         811-2513          811-4536          811-5906

hereby ratifying and confirming on this 30th day of November, 1995 my signature as it may be signed by my said attorneys to any such registration statements, applications and any and all amendments thereto:


/s/ Eugene M. Trovato
-----------------------------------
Eugene M. Trovato
Senior Vice President, Controller
(chief accounting officer)